Exhibit 99.1

Company Contacts:

Tessera Technologies, Inc.

Robert Andersen, 408-321-6779

Executive Vice President and Chief Financial Officer

- or -

The Piacente Group | Investor Relations

Don Markley or Glenn Garmont, 212-481-2050

tessera@tpg-ir.com

TESSERA TECHNOLOGIES ANNOUNCES FIRST QUARTER 2014 RESULTS

COMPANY ACHIEVES $33.4 MILLION IN NET INCOME FROM CONTINUING OPERATIONS

San Jose, Calif., May 6, 2014 – Tessera Technologies, Inc. (NASDAQ: TSRA) (the “Company” or “we”) today announced financial results for the first quarter of 2014. Total revenue from continuing operations for the first quarter of 2014 was $88.3 million. Net income from continuing operations for the first quarter of 2014 was $33.4 million, or $0.62 per diluted share. Non-GAAP net income for the first quarter of 2014 was $41.6 million, or $0.76 per diluted share.

“This is a transformational time for the Company and we are very pleased with the progress made during the quarter,” said Tom Lacey, CEO of Tessera Technologies, Inc. “In addition to signing new license agreements with Samsung Electronics, Co. Ltd., we also reached settlements with PTI, ASE, Renesas and Qualcomm. Additionally, our cost reduction efforts over the past several quarters stand out, with SG&A decreasing 31% from a year ago. All of these developments position us for solid earnings in 2014 and provide a foundation on which to build further revenue growth across our technology portfolios.”

First Quarter Results

Revenue from continuing operations was $88.3 million in the first quarter of 2014, compared with revenue from continuing operations of $28.6 million in the first quarter of 2013. The $59.7 million increase was primarily due to greater episodic revenue in the first quarter of 2014 compared with the first quarter of 2013. Episodic revenue totaled $64.9 million in the first quarter of 2014 compared with $6.5 million in the first quarter of 2013.

Operating expenses were $32.6 million in the first quarter of 2014, compared with $46.3 million in the first quarter of 2013, a decrease of $13.7 million. Selling, general and administrative expenses in the first quarter of 2014 decreased by $6.8 million, or 31%, from the first quarter of 2013. Litigation expense in the first quarter of 2014 decreased by $7.0 million, or 50%, from the first quarter of 2013.

Net income from continuing operations for the first quarter of 2014 was $33.4 million, or $0.62 per diluted share, compared with a net loss from continuing operations for the first quarter of 2013 of $11.3 million, or $0.22 per basic share.

Non-GAAP net income for the first quarter of 2014 was $41.6 million or $0.76 per diluted share, compared with a non-GAAP net loss in the first quarter of 2013 of $6.3 million or $0.12 per basic share. Non-GAAP net income/loss from continuing operations is defined as income/loss and operating expenses adjusted for discontinued operations, restructuring and other exit costs, acquired intangibles amortization, charges for acquired in-process research and development, stock-based compensation expense, impairment charges on long-lived assets and goodwill, and related tax effects.

Discontinued Operations

The net loss from discontinued operations in the first quarter of 2014 totaled $12.5 million, or $0.24 per basic share, compared with a net loss from discontinued operations in the first quarter of 2013 of $33.3 million or $0.64 per basic share.

Balance Sheet

Total current assets were $414.1 million as of March 31, 2014, an increase of $21.8 million from December 31, 2013. Cash, cash equivalents and short-term investments were $379.0 million as of March 31, 2014, an increase of $19.4 million from December 31, 2013. The Company generated $33.7 million in cash from operations in the first quarter of 2014. This was partially offset by $14.2 million of stock repurchases pursuant to the Company’s stock repurchase program, $5.3 million of dividend payments, and $3.1 million of patent purchases.

Dividends

On March 26, 2014, $5.3 million was paid to stockholders of record as of March 5, 2014, for the quarterly cash dividend of $0.10 per share of common stock.

Stock Repurchase Program

During the first quarter of 2014, the Company repurchased 0.7 million shares for an aggregate amount of $14.2 million. These purchases were executed under the Company’s stock repurchase program.

Financial Guidance

For the second quarter of 2014, the Company’s guidance is as follows:

The Company expects total revenue for the second quarter of 2014 to be between $31 million and $33 million. Operating expenses are expected to be between $36 million and $38 million. Litigation expenses are expected to be sequentially higher than in the first quarter of 2014. The Company expects approximately $0.2 million of restructuring charges, $4.6 million of amortization of intangibles, and $2.4 million of stock-based compensation expense and costs related to discontinued operations.

Conference Call Information

The Company will hold its first quarter ended March 31, 2014, earnings conference call at 2:00 PM Pacific time (5:00 PM Eastern time) today. To access the call in the U.S., please dial (855) 718-1853, and for international callers dial (615) 489-8916, approximately 10 minutes prior to the start of the conference call. The conference call will also be broadcast live over the Internet and available for replay for 90 days at www.tessera.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial (855) 859-2056. International callers please dial (404) 537-3406. Enter access code 24021838.

Safe Harbor Statement

This document contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Company’s financial results and guidance, including the Company’s 2014 earnings and future revenue growth and cost reduction efforts. Material factors that may cause results to differ from the statements made include the plans or operations relating to the Company’s businesses; any need to spend more cash and/or incur greater charges than anticipated in connection with the DOC restructuring, workforce reduction, facility closures and related activities; any need to undertake further restructuring activities; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key patents; the timing and results, which are not predictable and may vary in any individual proceeding, of any ICC ruling or award, including in the Amkor arbitration; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductor and products utilizing DOC technologies; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies and sell products due to high concentration in the markets for semiconductors and related products and camera modules; and the impact of competing technologies on the demand for the Company’s technologies and products. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. The Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2013, include more information about factors that could affect the Company’s financial results. The Company assumes no obligation to update information contained in this press release. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

About Tessera Technologies, Inc.

Tessera Technologies, Inc. and its subsidiaries (the Company) generate revenue from licensing to manufactures and other implementers that use the Company’s technology in areas such as mobile computing and communications, memory and data storage, and 3-D Integrated Circuit technologies. For more information call 1.408.321.6000 or visit www.tessera.com.

Tessera, the Tessera logo, DOC, the DOC logo, Invensas Corporation, mems|cam and xFD are trademarks or registered trademarks of affiliated companies of Tessera Technologies, Inc. in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Recurring and Episodic Revenue

Recurring revenue is defined as revenue from payments made pursuant to a license agreement or other agreement that are scheduled to occur over at least one year of time. Episodic revenue is revenue other than revenue payable over at least one year pursuant to a contract. Episodic revenue includes non-recurring engineering fees, initial license fees, back payments resulting from audits, damages awards from courts or other tribunals, and lump sum settlement payments. Although the royalty revenue reported by the Company’s licensees on a quarterly basis is generally not assured, for ease of reference, the Company refers to these revenues as “recurring revenue”.

Importantly, a source of episodic revenue may become a source of recurring revenue, when, for example, a company settles litigation with the Company by paying a settlement amount and entering into a license agreement that calls for an initial license fee and ongoing royalty payment over several years. In that scenario, the settlement amount would be episodic revenue, as would the initial license fee, and the ongoing royalties would be recurring revenue.

Discontinued Operations

In March of 2013, the Company announced the closure of its camera module assembly facility in Zhuhai, China and the consolidation of its manufacturing capabilities to Taiwan. The Company planned to continue to assemble lens barrels and make limited quantities of camera modules in the Taiwan facility, and rely on partners for high volume manufacturing. In August of 2013, the Company sold a significant portion of its Micro-Optics business based in Charlotte, NC. In January of 2014, the Company announced the cessation of all mems|cam manufacturing operations. This was the last manufacturing operation in the DigitalOptics business. The Company has classified the revenue and expenses related to the Zhuhai facility and the business in Charlotte as discontinued operations starting with the second quarter of 2013, classified the expenses of its Digital Optics business as discontinued operations starting with the first quarter of 2014, and also reclassified results from each of these facilities and businesses to discontinued operations for all prior reporting periods.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company’s earnings release contains non-GAAP financial measures adjusted for discontinued operations, either one-time or ongoing non-cash acquired intangibles amortization charges, acquired in-process research and development, all forms of stock-based compensation, impairment charges on long-lived assets and goodwill, restructuring and other related exit costs, and related tax effects. The non-

GAAP financial measures also exclude the effects of FASB Accounting Standards Codification 718, “Stock Compensation” upon the number of diluted shares used in calculating non-GAAP earnings per share. Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company’s ongoing business performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis.

Set forth below are reconciliations of non-GAAP net income (loss) to the Company’s reported GAAP net income (loss).

- Tables Follow –

TESSERA TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$74,304	$73,722
Short-term investments	304,717	285,865
Accounts receivable, net	2,572	3,138
Short-term deferred tax assets	—	56
Current assets of discontinued operations	11,841	7,029
Other current assets	20,653	22,501

Total current assets	414,087	392,311

Property and equipment, net	4,926	9,481
Intangible assets, net	81,289	81,202
Long-term deferred tax assets	—	904
Other assets	291	855
Long-term assets of discontinued operations	526	—

Total assets	$501,119	$484,753

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,447	$3,209
Accrued legal fees	8,349	10,189
Accrued liabilities	17,229	23,535
Deferred revenue	1,096	1,149
Current liabilities of discontinued operations	13,886	407

Total current liabilities	42,007	38,489

Long-term deferred tax liabilities	520	520
Other long-term liabilities	4,178	5,110
Long-term liabilities of discontinued operations	197	197

Stockholders’ equity:
Common stock	56	55
Additional paid-in capital	543,277	530,762
Treasury stock	(54,150)	(39,918)
Accumulated other comprehensive income	50	133
Retained deficit	(35,016)	(50,595)

Total stockholders’ equity	454,217	440,437

Total liabilities and stockholders’ equity	$501,119	$484,753

TESSERA TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2014	2013
Total revenues	$88,336	$28,624

Operating expenses:
Cost of revenues	597	902
Research, development and other related costs	8,647	8,426
Selling, general and administrative	15,321	22,113
Litigation expense	6,950	14,037
Restructuring, impairment of long-lived assets and other charges	1,040	811

Total operating expenses	32,555	46,289
Operating income (loss)	55,781	(17,665)
Other income and expense, net	330	464

Income (loss) before income taxes from continuing operations	56,111	(17,201)
Provision for (benefit from) income taxes	22,686	(5,920)

Income (loss) from continuing operations	33,425	(11,281)
Loss from discontinued operations, net of tax	(12,527)	(33,342)

Net income (loss)	$20,898	$(44,623)

Earnings per share:
Income (loss) from continuing operations:
Basic	$0.63	$(0.22)

Diluted	$0.62	$(0.22)

Loss from discontinued operations:
Basic	$(0.24)	$(0.64)

Diluted	$(0.24)	$(0.64)

Net income (loss):
Basic	$0.39	$(0.85)

Diluted	$0.39	$(0.85)

Cash dividends declared per share	$0.10	$0.10

Weighted average number of shares used in per share calculations-basic	53,223	52,471

Weighted average number of shares used in per share calculations-diluted	53,793	52,986

TESSERA TECHNOLOGIES, INC.

RECONCILIATION TO NON-GAAP INCOME (LOSS) FROM CONTINUING OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2014	2013
GAAP income (loss) from continuing operations	$33,425	$(11,281)
Adjustments:
Stock-based compensation - research, development and other related costs	589	204
Stock-based compensation - selling, general and administrative	1,915	1,352
Amortization of acquired intangibles - cost of revenues	589	824
Amortization of acquired intangibles - research, development and other related costs	1,115	1,056
Amortization of acquired intangibles - selling, general and administration	2,899	2,922
Restructuring, impairment of long-lived assets and other charges	1,039	811
Restructuring, impairment of long-lived assets and other charges	—	(2,191)

Non-GAAP net income (loss) from continuing operations	$41,571	$(6,303)

Non-GAAP net income (loss) from continuing operations per common share	$0.76	$(0.12)

Weighted average number of shares used in per share calculations excluding the effects of FAS123R - diluted	54,720	52,471